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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1/A of our reports dated February 23, 2004 relating to the consolidated financial statements and consolidated financial statement schedule of NETGEAR Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP



San Jose, California
March 12, 2004